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                                                                    Exhibit 21.1


Subsidiary                                          Place of Organization
----------                                          ---------------------


MKS International, Inc.                             Massachusetts

MKS Instruments Deutschland GmbH                    Germany

MKS Instruments France S.A.                         France

MKS Instruments Canada Ltd.                         Canada

MKS Instruments, U.K. Ltd.                          United Kingdom

MKS East, Inc.                                      Massachusetts

MKS Japan, Inc.                                     Japan

Spectra International Japan Co. Ltd.                Japan

MKS Korea Co., Ltd.                                 Korea

MKS FSC, Inc.                                       Barbados

D.I.P., Inc.                                        Ohio

MKS MSC, Inc.                                       Massachusetts

Telvac Engineering Ltd.                             United Kingdom

MKS Taiwan                                          Taiwan

MKS Singapore                                       Singapore

Spectra Sensortech, Ltd.                            United Kingdom

Applied Science and Technology, Inc.                Delaware

ASTeX CPI, Inc.                                     Massachusetts

ASTeX Plasmaquest, Inc.                             Texas

ASTeX Realty Corporation                            Massachusetts


                                      -28-


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ASTeX Securities Corporation                        Massachusetts

Newton Engineering Services, Inc.                   Massachusetts

Klee Corporation                                    Delaware

Shamrock Technology Corporation                     Delaware

ETO, Inc.                                           Nevada

ASTeX GmbH                                          Germany



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